THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY

SBI USA, LLC

15% SECURED SUBORDINATED DEBENTURE

No. 1
$350,000

Newport Beach, California
May 28, 2004

This Debenture of SBI USA, LLC is in the principal amount of Three Hundred Fifty Thousand Dollars ($350,000).

FOR VALUE RECEIVED, the undersigned, SBI USA, LLC, a (the "Company"), having a principal place of business located at 610 Newport Center Drive, Suite 1205, Newport Beach, California 92660, hereby promises to pay to Phoenix Capital Opportunity Fund, LP ("Holder"), having an office for doing business at 2 North Tamiami Trail, Sarasota, Florida 34236, the principal amount of Three Hundred Fifty Thousand Dollars ($350,000) with interest thereon, in lawful money of the United States, on the terms set forth in Section 1 of this Debenture (the "Debenture"). As additional consideration, the Holder shall also receive 33,000 shares of Infinium Labs, Inc.'s common stock, par value $.001. The shares shall be restricted and bear the following restrictive legend:

"THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") OR ANY OTHER APPLICABLE LAW (THE "LAW") AND MAY NOT BE SOLD, ASSIGNED, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT IN COMPLIANCE WITH THE REQUIREMENTS OF THE ACT OR LAW OR PURSUANT TO AN EXEMPTION THEREFROM AND UNTIL THE CORPORATION SHALL HAVE RECEIVED THE WRITTEN OPINION OF COUNSEL TO THE CORPORATION TO THAT EFFECT."

1. Payments of Interest and Principal.

(a) The outstanding principal balance of this Debenture shall be due and payable sixty-five (65) days from the date of this Debenture (the "Maturity Date").

(b) From the date hereof through the Maturity Date, interest on the unpaid principal balance hereof outstanding from time to time shall bear interest at the rate of fifteen percent (15%) per annum. The interest shall be payable on the Maturity Date.

(c) If the Company should fail to pay any installment of principal or interest, or other amounts payable pursuant to this Debenture, within ten (10) days when due, including when due as a result of acceleration or if Holder should for any reason be required to pay over any amount collected on this Debenture to another creditor of the Company, the Company shall pay additional interest on all such defaulted amounts at the lesser of the then applicable interest rate plus two percent (2%) per annum or the maximum rate permitted by law from the date of default to the date of payment. Amounts payable under this Section shall be payable on demand.

(d) All amounts payable hereunder shall be made by the Company by wire transfer or by any other method approved in advance by Holder at the place designated by Holder in writing to the Company in immediately available and freely transferable funds at such place of payment.

(e) The Company agrees to pay PCOF Partners, LLC a $5,000 origination fee on this Debenture.

2. Pledge. As security for this Debenture, the Company hereby pledges 300,000 shares of common stock of Perfisans Holdings, Inc. as more fully described in the Pledge Agreement dated of even date herewith.

3. Subordination.

(a) The Parties hereto agree that the payment of the principal of, and interest on, this Debenture is expressly subordinated to the payment of all Senior Indebtedness, to the extent and subject to the conditions set forth in this Section 3. As used herein, the term "Senior Indebtedness" shall mean the principal of, the interest on and the premium, if any, on all indebtedness of the Company for money borrowed by it from any bank, insurance company or other financial institution, and all renewals, extensions and refundings of any such indebtedness, whether such indebtedness shall have been incurred prior to, on or subsequent to the date hereof, unless by the terms of the instrument creating or evidencing any such indebtedness it is provided that such indebtedness is not to be considered Senior Indebtedness for the purpose of this Debenture.

(i) declare the unpaid principal and any accrued and unpaid interest in respect of this Debenture to be due, whereupon the same shall be immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company;

(ii) reduce any claim to judgment;

(iii) without notice of default or demand, pursue and enforce any of the Holder's rights and remedies under this Debenture, or otherwise provided under or pursuant to any applicable law or agreement, including without limitation all rights and remedies available to Holder as a secured party under the Security Agreement and under the Uniform Commercial Code as enacted in the State of Delaware.

(c) If any amount, whether principal, interest or other payment, on this Debenture is not paid when due, the Company shall pay all fees and costs of collection, including, but not limited to, reasonable attorneys fees incurred by the Holder, whether or not suit is filed hereon. The rights and remedies of the Holder as provided in this Debenture shall be cumulative and may be pursued singly, successively, or together.

6. Maximum Interest. All agreements between the Company and the Holder are expressly limited so that in no contingency or event shall the amount paid or agreed to be paid to the Holder for the use, forbearance or detention of the money to be loaned hereunder exceed the maximum amount permissible under the applicable federal and state usury laws. It is therefore the intention of the Company and the Holder to conform strictly to state and federal usury laws applicable to this loan and to limit the interest paid on this Debenture to the amount herein stated or the highest rate of interest according to law, whichever is the lesser. Therefore, in this Debenture or in any of the documents relating hereto, the aggregate of all interest or any other charges constituting interest under the applicable law contracted for, chargeable, or receivable under this Debenture or otherwise in connection with this Debenture shall under no circumstances exceed the maximum amount of interest permitted by law. If any excess of interest in such respect is provided for or shall be adjudicated to be so provided for in this Debenture or in any of the documents securing payment hereof or otherwise relating hereto, then in such event:

(a) The provisions of this Section 6 shall govern and control;

(b) Neither the Company, its successors or assigns nor any other party liable for the payment hereof shall be obligated to pay the amount of such interest to the extent that it is in excess of the maximum permitted by law;

(c) Any excess of said interest shall be deemed a mistake and is hereby canceled automatically and if theretofore paid, shall at the option of the Holder be refunded to the Company or, to the extent permitted by law, credited to the principal amount of said Debenture as a prepayment; and

(d) The effective rate of interest shall be automatically subject to reduction to the maximum lawful contract rate allowed under said law as is now or may hereinafter be construed by courts of appropriate jurisdiction and to the extent permitted by law, the determination of the rate of interest shall be made by amortizing, prorating, allocating and spreading in equal parts during the period of the full stated term of the loan, all interest at any time contracted for, charged or received from the Company in connection with said loan.

7. Waiver. The Company hereby waives presentment, demand for payment, notice of dishonor or acceleration, protest and notice of protest, and any and all other notices or demands in connection with the delivery, acceptance, performance, default or enforcement of this Debenture, excepting any notice requirements specifically set forth herein.

8. Governing Law. This Debenture and the rights and obligations of the parties hereunder shall be governed by and construed and interpreted in accordance with the laws of the State of California without giving effect to principles of conflict of laws contained therein.

9. Notices. All notices which either party may be required or desire to give to any other party shall be in writing and shall be given by personal service, telecopy, registered mail or certified mail (or its equivalent), or overnight courier to the other party at its respective address first above written. Mailed notices and notices by overnight courier shall be deemed to be given upon actual receipt by the party to be notified. Notices delivered by telecopy shall be confirmed in writing by overnight courier and shall be deemed to be given upon actual receipt by the party to be notified. A party may change its address or addresses set forth above by giving the other parties notice of the change in accordance with the provisions of this section.

10. Headings. The headings of the sections of this Debenture are inserted for convenience only and do not constitute a part of this Debenture.

11. Assignment. This Debenture and the rights and obligations herein may not be assigned by the Company without the prior written consent of the Holder.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

Pledgor: SBI USA, LLC

By: ____________________

Address:

610 Newport Center Drive, Suite 1205
Newport Beach, California 92660

Pledgee: PHOENIX CAPITAL OPPORTUNITY FUND, LP

By: ____________________

Address:

2 North Tamiami Trail
Sarasota, Florida 34236

Signature Page
to
Stock Pledge Agreement